Securities and Exchange Commission
Washington, D.C.

Form 8-A/A
Amendment No. 1

For Registration of Certain Classes of Securities
Pursuant to Section 12(b) or (g) of the
Securities Exchange Act of 1934

CoinShares ETF Trust
(Exact name of registrant as specified in its charter)

Delaware	See Exhibit 1
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

437 Madison Avenue, 28th Floor New York, New York	10022
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Shares of Beneficial Interest of CoinShares Bitcoin Mining and Digital Power ETF (formerly CoinShares Bitcoin Mining ETF)	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A. (c), check the following box.--

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If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A. (d), check the following box.--

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Securities Act registration statement file number to which this form relates: 333-258722

Securities to be registered pursuant to Section 12(g) of the Act:

None
Title of Each Class to be Registered

Information Required in Registration Statement

Item 1.          Description of Registrant’s Securities to be Registered

The securities to be registered hereunder are shares of beneficial interest (the “Shares”), of the CoinShares Bitcoin Mining and Digital Power ETF (formerly CoinShares Bitcoin Mining ETF) (the “Fund”), a series of the CoinShares ETF Trust (the “Registrant”). An application for listing of the Shares of the Fund has been filed with and approved by The Nasdaq Stock Market LLC. A description of the Shares is contained in the Fund’s preliminary prospectus, which is a part of Post-Effective Amendment No. 69 to the Registration Statement on Form N-1A (Registration Nos. 333-258722 and 811-23725), filed with the Securities and Exchange Commission on or about June 12, 2026. Such description is incorporated by reference herein.

Item 2.          Exhibits

1.       Registrant’s Amended and Restated Agreement and Declaration of Trust, incorporated herein by reference to the Registrant’s Registration Statement on Form N-1A (File No. 333-258722) filed on June 8, 2026.

2.       Registrant’s Certificate of Amendment to Certificate of Trust, incorporated herein by reference to the Registrant’s Registration Statement on Form N-1A (File No. 333-258722) filed on June 8, 2026.

3.       Amended and Restated By-Laws, incorporated herein by reference to the Registrant’s Registration Statement on Form N-1A (File No. 333-258722) filed on June 8, 2026.

Signature

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

CoinShares ETF Trust

By:	/s/ Annemarie Tierney
Annemarie Tierney
President

August 17, 2026

Exhibit 1

Fund	I.R.S. Employer Identification No.
CoinShares Bitcoin Mining and Digital Power ETF (formerly CoinShares Bitcoin Mining ETF)	87-3099264